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                                  EXHIBIT 8(b)

                   Amended Appendix B to the Custody Agreement between the Registrant and Star Bank, N.A.



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                                   APPENDIX B

NAME OF FUND

*The BB&T U. S. Treasury Money Market Fund

 The BB&T Short-Intermediate U. S. Government Income Fund

 The BB&T Intermediate U. S. Government Bond Fund

 The BB&T North Carolina Intermediate Tax-Free Fund

 The BB&T Growth and Income Stock Fund

 The BB&T Balanced Fund

 The BB&T Small Company Growth Fund

 The BB&T Capital Manager Growth Fund

 The BB&T Capital Manager Moderate Growth Fund

 The BB&T Capital Manager Conservative Growth Fund

*The BB&T Prime Money Market Fund

                                                     BB&T Mutual Funds Group

                                                     By: /s/
                                                        ------------------
                                                        Richard B. Ille

                                                     Date:  2/22/97


                                                     Star Bank, N.A.

                                                     By:  /s/
                                                        ------------------
                                                         Marsha A. Croxton

                                                     Date:   2/20/97



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